SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement      [ ] Confidential, for use of the
[x]  Definitive Information Statement            Commission only

                            GS EnviroServices, Inc. .
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of each class of securities to which transaction applies:

  ..................................................................

  2)  Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4)  Proposed maximum aggregate value of transaction:

  ...................................................................

  5)  Total fee paid:

  ...................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: ......................................

  2) Form, Schedule or Registration Statement No.: .................

  3) Filing Party: .................................................

  4)  Date Filed: ..................................................


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                             GS ENVIROSERVICES, INC.

                             14B Jan Sebastian Drive
                               Sandwich, MA 02563


                              INFORMATION STATEMENT



     To the Holders of Our Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of GS EnviroServices, Inc. have given their written consent to a resolution adopted by the Board of Directors of GS EnviroServices to amend the certificate of incorporation of GS EnviroServices so as to increase the authorized capital stock to include
1,000,000  shares of  preferred  stock.  We  anticipate  that  this  Information
Statement will be mailed on March 24, 2008 to shareholders of record. On or after April 14, 2008, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, GS EnviroServices will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to GS EnviroServices' certificate of incorporation.



                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.



March 24, 2008                         James F. Green, Chief Executive Officer

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on March 7, 2008 (the "Record Date"). At that date, there were issued and outstanding 32,573,578 shares of GS EnviroServices' common stock, each of which entitles the holder thereof to one vote. There are no other classes of voting stock authorized.

     The following table sets forth the number of shares of common stock owned by each person who, as of the Record Date, owned beneficially more than 5% of the outstanding common stock, as well as the ownership of such shares by each member of GS EnviroServices' Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address                     Amount and Nature of     Percentage
of Beneficial Owner               Beneficial Ownership(1)      of Class
-------------------              -----------------------      ---------
James F. Green ................       22,968,540((2))            70.5%
14B Jan Sebastian Drive
Sandwich, MA 02563

All officers and directors as ...     23,968,540(2)              73.6%
a group (2 persons)

GreenShift Corporation ..........     10,633,333(2)              32.6%
One Penn Plaza, Suite 1612
New York, NY 10119

YA Global Investments, LP .......      2,000,000                  6.1%
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
------------------------------

(1)  Ownership is of record and beneficial unless otherwise noted.

(2) Includes 10,633,333 shares owned of record by GreenShift Corporation. GreenShift Corporation has given a proxy to the Board of Directors of GS EnviroServices, Inc. to vote the shares in GreenShift's name at any meeting of shareholders or by written consent. James F. Green is the sole member of the Board of Directors of GS EnviroServices, Inc.

                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                    TO AUTHORIZE BLANK CHECK PREFERRED STOCK

     On March 7, 2008, GS EnviroServices' Board of Directors approved an amendment to GS EnviroServices' Certificate of Incorporation to increase the authorized capital stock to include, with the 100,000,000 shares of common stock already authorized, 1,000,000 shares of preferred stock, par value $.001 per share. The preferred shares will be "blank check" shares, meaning that the Board of Directors will have the authority to determine the rights, preferences and limitations associated with the shares, without having to seek a vote of shareholders. On March 7, 2008, the holder of a majority of the voting power of the outstanding voting stock gave his written consent to the amendment. The amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to the shareholders.

     The Board of Directors and the majority shareholder have approved the authorization of preferred stock in order to provide GS EnviroServices with flexibility in pursuing its long-term business objectives. The primary reasons for the increase are:

|X| Management expects that in the future it will pursue opportunities to obtain the capital that GS EnviroServices needs in order to fully implement its business plan. A reserve of both common and preferred shares available for issuance from time-to-time will enable GS EnviroServices to entertain a broad variety of financing proposals.

|X| Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel. GS
     EnviroServices is not, at this time, engaged in negotiating or effecting any acquisitions or similar transactions.

     After the Effective Date, the Board of Directors will be authorized to issue 1,000,000 shares of Preferred Stock without having to obtain the approval of GS EnviroServices' shareholders. The Board will have the authority to provide for the issuance of the Preferred Stock in one or more series, and to establish the number of shares in each series and the designation, relative rights, preferences and limitations of the shares in each series. Delaware law requires that the Board use its reasonable business judgment in determining the rights and preferences of the Preferred Stock, as well as the consideration the Company will receive in exchange for issuing the shares. Nevertheless, preferred stock typically has rights and preferences greater than those associated with common stock. Therefore, the issuance of the Preferred Stock by GS EnviroServices could be disadvantageous to holders of our common stock in one or more of the following ways:

|X| The issuance of Preferred Stock could diminish the value of common shares now outstanding, if the rights and preferences associated with the Preferred Stock exceeded those associated with GS EnviroServices' common stock.

|X| The issuance of Preferred Stock that was convertible into common stock could result in the dilution of the value of shares now outstanding, if the conversion price were less than the current market price of our common stock.

|X| The issuance of Preferred Stock with preferential voting rights could diminish the voting power of the holders of the common stock.

     The amendment of the Certificate of Incorporation is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of GS EnviroServices. Nevertheless, the power of the Board of Directors to provide for the issuance of shares having rights and preferences to be determined by the Board without shareholder approval has potential utility as a device to discourage or impede a takeover of GS EnviroServices. In the event that a non-negotiated takeover were attempted, the private placement of preferred stock into "friendly" hands, or the issuance of preferred stock upon terms very favorable to the preferred shareholder, for example, could make GS EnviroServices unattractive to the party seeking control of GS EnviroServices. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                              No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the amendment of the Certificate of Incorporation to increase the authorized capital stock.

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